Filed by Tellabs, Inc.
pursuant to Rule 425 under the Securities Act of 1933
and deemed filed pursuant to Rule 14a-12 of the
Securities Exchange Act of 1934

Subject Company: Advanced Fibre Communications, Inc.
SEC File No.: 333-116794

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 7, 2004

TELLABS, INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-9692 (Commission File Number)	36-3831568 (IRS Employer Identification No.)

One Tellabs Center
1415 W. Diehl Road
Naperville, Illinois 60563
(Address of principal executive offices)

(630) 798-8800
(Registrant’s telephone number, including area code)

NO CHANGE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1. 01. Entry into a Material Definitive Agreement.

     Tellabs, Inc. (Nasdaq: TLAB) and Advanced Fibre Communications, Inc. (Nasadq: AFC) announced September 7, 2004, that they have amended and restated their merger agreement dated May 19, 2004. Under the terms of the amended and restated agreement, AFC stockholders will receive 0.504 shares of Tellabs common stock and $12.00 in cash in exchange for each AFC share owned. A copy of the Merger Agreement, as amended and restated, is filed as Exhibit No. 2.1 to this report and is incorporated herein by reference. A copy of the press release is filed as Exhibit No. 99.1 to this report and is incorporated herein by reference.

     This communication is not a solicitation of a proxy from any security holder of Advanced Fibre Communications, Inc. Tellabs, Inc. plans to file with the Securities and Exchange Commission an amendment to its Registration Statement on SEC Form S-4, and Advanced Fibre Communications, Inc. expects to mail a Proxy Statement/Prospectus to its stockholders concerning the proposed merger of Advanced Fibre Communications, Inc. with a subsidiary of Tellabs, Inc. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov. In addition, documents filed with the SEC by Tellabs, Inc. will be available free of charge from Tellabs Investor Relations, 1415 West Diehl Road, Naperville, IL 60563, 630-798-8800. Documents filed with the SEC by Advanced Fibre Communications, Inc. will be available free of charge from Advanced Fibre Communications Investor Relations, 1465 North McDowell Blvd., Petaluma, CA, USA 94954, 707-792-3500.

Item 9.01. Financial Statements and Exhibits.

2.1	Merger Agreement dated as of May 19, 2004, as amended and restated as of September 7, 2004, among Tellabs, Inc., Chardonnay Merger Corp., and Advanced Fibre Communications, Inc.

99.1	Press Release issued by Tellabs, Inc. on September 7, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2004	TELLABS, INC.
	By:	/s/ James A. Dite
		Name:	James A. Dite
		Title:	Vice President and Controller (Principal Accounting Officer and duly authorized officer)